SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934 (Amendment No. )


Filed by the registrant /X/

Filed by a party other than the registrant / /

Check the appropriate box:

  / /      Preliminary Proxy Statement
  / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)2))
  /X/      Definitive Proxy Statement
  / /      Definitive Additional Materials
  / /      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12



                             THE NETPLEX GROUP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Their Charters)



--------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)


  Payment of filing fee (check the appropriate box):

  /X/      No fee required.

  / /      Fee computed on table below per Exchange  Act Rules  14a-6(i)(1)  and
           0-11.

  (1)      Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------


  (2)      Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------


  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------


  (4)      Proposed maximum aggregate value of transaction:

  (5)      Total fee paid:

  / /      Fee paid previously with preliminary materials.


  / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1)      Amount Previously Paid:



--------------------------------------------------------------------------------


  (2)      Form, Schedule or Registration Statement no.:



--------------------------------------------------------------------------------


  (3)      Filing Party:



--------------------------------------------------------------------------------


  (4)      Date Filed:

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                                       -2-

                             THE NETPLEX GROUP, INC.
                        8260 GREENSBORO DRIVE, SUITE 501
                             McLEAN, VIRGINIA 22102

                                   -----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           to be held on July 29, 1998

                                   -----------


To The Shareholders:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of THE NETPLEX GROUP, INC., a New York corporation ("Netplex" or the "Company"), will be held at the offices of the Company located at 8260 Greensboro Drive, Suite 501, McLean, Virginia 22102, on July 29, 1998, at 11:00 a.m., local time, for the following purposes:

         1. To elect five (5) members of the Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified;

         2. To authorize the issuance of shares of Common Stock of the Company to complete a private placement of the Company's Securities with certain independent investors and their agent;

         3. To authorize an amendment to the certificate of incorporation of Netplex increasing the number of authorized shares of Netplex Common Stock, par value $0.001 ("Common Stock") from 20,000,000 to 40,000,000 shares;

         4. To approve an amendment to the certificate of incorporation of Netplex to increase the number of authorized shares of Netplex Preferred Stock, par value $0.01 ("Preferred Stock") from 2,000,000 to 6,000,000 shares.

         5. To approve an amendment to the Netplex 1995 Directors Stock Option Plan, increasing the number of shares of Common Stock authorized to be issued under the 1995 Directors' Stock Option Plan from 100,000 to 300,000 shares;

         6. To approve the Netplex 1998 Employee Stock Purchase Plan ("Stock Purchase Plan");

         7. To ratify the appointment of KPMG Peat Marwick LLP as the Netplex independent auditors for the year 1998; and

         8. To transact such other business as may properly be brought before the Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on June 26, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. Only shareholders of record on the stock transfer books of Netplex at the close of business on that date are entitled to notice and to vote at the Meeting.

                                         By Order of the Board of Directors



                                            ROBERT M. SKELTON
                                            Secretary

Dated:  June 30, 1998


             WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING
               YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE
                ENCLOSED PROXY IN THE ENVELOPE THAT IS PROVIDED,
                       WHICH REQUIRES NO POSTAGE IF MAILED
                              IN THE UNITED STATES.

                            THE NETPLEX GROUP, INC.
                        8260 GREENSBORO DRIVE, SUITE 501
                             MCLEAN, VIRGINIA 22102

                                   -----------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                  July 29, 1998

                                   -----------

                                  INTRODUCTION

         This Proxy Statement is being furnished to shareholders by the Board of Directors of The Netplex Group, Inc., a New York corporation (the "Company"), in connection with the solicitation of proxies for use at the 1998 Annual Meeting of Shareholders of the Company (the "Meeting") to be held at the offices of the Company located at 8260 Greensboro Drive - Suite 501, McLean Virginia 22102, on July 29, 1998, at 11:00 a.m., local time, or at any adjournments thereof.

         The approximate date on which this Proxy Statement and the accompanying Proxy will first be sent or given to shareholders is July 2, 1998.

                        RECORD DATE AND VOTING SECURITIES

         Only shareholders of record at the close of business on June 26, 1998, the record date (the "Record Date") for the Meeting, will be entitled to notice of, and to vote at, the Meeting and any adjournments thereof. As of the close of business on the Record Date, there were outstanding 9,618,825 shares of Netplex Common Stock, $.001 par value (the "Common Stock"). Each outstanding share of Common Stock is entitled to one vote. There was no other class of voting securities of the Company outstanding on the Record Date. A majority of the outstanding shares of Common Stock present in person or by proxy is required for a quorum.

                                VOTING OF PROXIES

         Shares of Common Stock represented by Proxies, which are properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained therein. If no instruction is indicated on the Proxy, the shares of Common Stock represented thereby will be voted (i) For the election as Directors of the persons who have been nominated by the Board of Directors, (ii) For approval of the issuance of Common Stock necessary to complete the private placement,

(iii) For an amendment to the Netplex Certificate of Incorporation to provide for an increase in the number of authorized shares of Common Stock from 20,000,000 to 40,000,000, (iv) For an amendment of the Netplex Certificate of Incorporation to provide for an increase in the number of authorized shares of Preferred Stock, par value $0.01 from 2,000,000 to 6,000,000 shares; (v) For an amendment of the Netplex 1995 Directors' Stock Option Plan ("Directors' Plan") to provide for the increase in the number of shares of Common Stock authorized for issuance pursuant to the Directors' Plan from 100,000 to 300,000, (vi) For approval of the Netplex 1998 Employee Stock Purchase Plan, (vii) For the ratification of the appointment of KPMG Peat Marwick LLP as the Netplex independent auditors for the year ending December 31, 1998,and (viii) at the discretion of the person or persons voting the Proxy with respect to any other matter that may properly be brought before the Meeting. The execution of a Proxy will in no way affect a shareholder's right to attend the Meeting and vote in person. Any Proxy executed and returned by a shareholder may be revoked at any time thereafter if written notice of revocation is given to the Secretary of the Company prior to the vote to be taken at the Meeting, or by execution of a subsequent proxy which is presented at the Meeting, or if the shareholder attends the Meeting and votes by ballot, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

         The cost of solicitation of the Proxies being solicited on behalf of the Board of Directors will be borne by the Company. In addition to the use of the mails, proxy solicitation may be made personally or by telephone, or telegraph by officers, directors and employees of the Company. The Company will, upon request, reimburse banks, brokerage firms and other custodians for their reasonable expenses in sending soliciting material to the beneficial owner of the shares.

                               SECURITY OWNERSHIP

Principal Shareholders

         The following table sets forth information concerning ownership of the Company's Common Stock as of June 26, 1998 by each person known by the Company to be the beneficial owner of more than five percent of the Common Stock.


                                 Number of Shares of Common Stock
Name of Beneficial Owner              Beneficially Owned(1)          Percent of Class
------------------------              ---------------------          ----------------

Gene Zaino                             1,638,350(2)                      16.4%
8260 Greensboro Drive
McLean, VA 22102

Stan Fischer                             498,420(3)                       5.1%
225 West 34th Street
New York, NY 10001-2887

Scott Pogoda                             644,778(4)                       6.7%
PO Box 10229
Zephyr Cove, NV 89448

Zanett Lombardier, Ltd.                1,076,040(5)                      10.1%
Tower 49 31st Floor
12 E. 49th Street
New York, NY 10021

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage of the shares owned by any person holding such options or warrants but are not deemed outstanding for computing the percentage of shares owned by any other person. The Company is not aware of any 5% beneficial holders of its Common Stock other than the persons specified in the table above.
(2) Includes 373,420 shares of Common Stock, subject to options or warrants.
(3) Includes 69,809 shares of Common Stock subject to options or warrants. Mr. Fischer is an employee and member of the senior management team of the Company but is not an Executive Officer of the Company.
(4)      Includes 28,706 shares of Common Stock, subject to options or warrants.
(5) Consists solely of warrants to purchase shares of Common Stock (See "Proposal II" below.)

Officers and Directors Stock Ownership

         The following table sets forth beneficial ownership of Netplex Common Stock as of the Record Date by each Director and nominee for Director and each executive officer of the Company and by all executive officers and directors who if elected will continue in office after the annual meeting as a group.


Name of Beneficial Owner            Number of Common Shares       Percent of Common Stock
------------------------            -----------------------       -----------------------

Gene Zaino                                  1,638,350(1)              16.4%
Deborah S. Novick                              15,000(2)               *
Richard Goldstein                              23,500(3)               *
Neil Luden                                    100,000(4)               *
Frank C. Lagattuta                              8,000                  *
Matthew Jones                                  37,500(5)               *
Robert M. Skelton                              35,000(5)               *
Steven L. Hanau                                15,000                  *
All continuing directors and
executive officers as a Group
(7 persons)                                 1,385,100(4)              17.6%

*                 Less than 1%.

(1) Includes 373,420 shares of Common Stock subject to presently exercisable options or warrants.
(2) Consists of 15,000 shares of Common Stock subject to presently exercisable options or warrants. Ms. Novick's beneficial ownership excludes 250,000 shares of Common Stock held by Dalewood Associates L.L.P., of which she is a Vice President, and excludes 202,936 shares of Common Stock subject to presently exercisable options or warrants held by GKN Securities Corp. of which she is a Senior Vice President. Ms. Novick disclaims beneficial ownership of such securities.
(3) Includes 15,00 shares of Common Stock subject to presently exercisable options.
(4) Consists of shares of Common Stock subject to presently exercisable options.
(5) Mr. Jones and Mr. Skelton were awarded options to purchase 75,000 and 70,000 shares of Common Stock subject to option, respectively, half of which is presently exercisable.

Executive Officers

The following table sets forth the names and ages of all executive officers, the positions and offices with the Company held by each executive officer and the period served:


Name                   Age         Title                          Period Served
----                   ---         -----                          -------------

Gene Zaino              41         President, Chief Executive     1995 - present
                                   Officer, and Chairman

Robert M. Skelton       36         Vice President - Human         1996 - present
                                   Resources, General Counsel
                                   and Secretary
Matthew Jones           37         Chief Financial Officer and    1996 - present
                                   Treasurer

Information concerning Mr. Zaino is provided under "Election Of Directors."

Robert M. Skelton joined the Company as its Vice President of Human Resources and General Counsel in September 1996 and became its Secretary in November 1996. From November 1990 to June 1996, Mr. Skelton served in similar capacities for Central Atlantic Toyota Distributors, Inc. and Quality Port Processors, Inc., subsidiaries of Toyota Motor Sales, USA. From July 1986 through October 1990, Mr. Skelton was an attorney with the law firm of Webster, Chamberlain & Bean in Washington D.C. Mr. Skelton holds a Bachelor of Arts in Political Science and Modern Language from Union College and a Juris Doctor from George Washington University. Mr. Skelton is an attorney and a member of the District of Columbia, Maryland, and Virginia Bars.

Matthew Jones joined the Company as its Chief Financial Officer in September 1996 and became its Treasurer in November 1996. From August 1992 through August 1996, Mr. Jones served as the Director of Finance for Telos Corporation, a Virginia based systems integrator and computer services provider. From July 1984 to August 1992, Mr. Jones was employed in various capacities with Price Waterhouse - lastly as an audit manager. Mr. Jones holds a Bachelor of Science in Business Administration - Accounting from California State University, Northridge and is a certified public accountant.

Certain Related Transactions

In January 1997, on the occasion of its move from New York to McLean, Virginia, the Company loaned $150,000 to Gene Zaino, its chief executive officer, for relocation expenses. The loan bears interest at 8% per annum and is due upon demand. The Company does not intend to demand payment of the loan during 1998, and thus the amount is classified as long-term debt on the Company's consolidated balance sheet at December 31, 1997. At December 31, 1997, the outstanding amount due under the loan was approximately $161,000, including approximately $11,000 in accrued interest.

Ms. Novick, who is presently a director of the Company is a Senior Vice President of GKN Securities Corp., which acted as placement agent of a 1996 private placement of $3,500,000 Class A Convertible Preferred Shares consummated by the Company in 1996. The Company paid GKN Securities Corp. $432,500 in fees associated with the completion of this transaction.

Committees

         The Company has the following standing committees: an Audit Committee, a Compensation Committee and a Stock Option Committee. Since July 1996, the Audit Committee has been comprised of Richard Goldstein and Deborah S. Novick and is charged with reviewing the Company's annual audit and meeting with the Company's independent auditors to review the Company's internal controls and financial management practices. The Compensation Committee, which is comprised of Richard Goldstein and Frank C. Lagattuta recommends to the Board of Directors compensation for the Company's Chief Executive and other principal executive officers. The Stock Option Committee administers the Company's 1992 Incentive and Non-Qualified Stock Option Plan, and its 1995 Stock Option Plan for Consultants. The members of the Stock Option Committee are Frank C. Lagattuta and Richard Goldstein. Messrs. Lagatttuta and Goldstein and Ms. Novick were independent directors during all of 1997.

         During the fiscal year ended December 31, 1997, the Compensation Committee held six meetings and the Stock Option Committee held six meetings. The Audit Committee held no meetings.

         The Board of Directors held five meetings during the fiscal year ended December 31, 1997. All of the Directors attended each meeting except for one meeting at which Mr. Goldstein was absent. From time to time, the Board acted by unanimous written consent.

Compensation of Directors and Executive Officers

The following table sets forth, for the fiscal years indicated, all compensation the Company paid to Gene Zaino, President and Chief Executive Officer and Robert
M. Skelton, Vice President - Human Resources, General Counsel and Secretary. In June 1996, the Company then called CompLink, Ltd. merged with (and changed its name to) Netplex and America's Work Exchange, Ltd., compensation paid for periods prior to June 1996 constitutes compensation paid by those companies. The Company had no executive officers, other than Mr. Zaino and Mr. Skelton, whose salary exceeded $100,000 for year ended December 31, 1997. The total compensation paid to all executive officers of the Company as a group in the year ended December 31, 1997 was $330,273.

                           Summary Compensation Table
                                                                                             Long-Term
                                                                                           Compensation
                                                    Annual Compensation                        Awards
                                                 -------------------------------------         ------
                                                                                               Shares
                                   Fiscal                                 Other Annual        Underlying       All Other
Name and Principal Position        Year         Salary         Bonus      Compensation        Options(#)       Compensation
---------------------------        ----         ------         -----      ------------        ----------       ------------

Gene Zaino, President (1)          1997         $130,000       - 0 -           - 0 -         600,000  (2)      $  4,563
                                                                                            (600,000) (3)
                                   1996         $116,423       - 0 -           - 0 -            - 0 -          $ 27,125 (4)
                                   1995         $ 86,100       - 0 -           - 0 -         615,000  (2)      $  5,425 (4)

Robert Skelton, Secretary          1997         $100,000       - 0 -           - 0 -          70,000  (2)      $  2,903

                                                                                             (50,000) (3)
                                   1996         $ 32,731 (5)   - 0 -           - 0 -          50,000  (2)      $  2,000

-----------------------

(1) Mr. Zaino is employed under an employment agreement pursuant to which he is paid a base salary of $130,000 per annum. See "Employment and Related Agreements."
(2)      See "Stock Option Grants" below.
(3) During 1997 Employee Stock Options were canceled and new replacement options granted at then current market prices.
(4) Mr. Zaino received $5,425 per month from December 1995 through May 1996 pursuant to a consulting agreement with the Company.
(5)      Mr. Skelton commenced employment with the Company on September 3, 1996.

Stock Option Grants

         During 1997 Mr. Zaino agreed to cancel options previously issued to him to purchase 600,000 shares of the Company's Common Stock at a price of $2.90 per share. In exchange the Company granted options to purchase 600,000 shares of the Company's Common Stock to Mr. Zaino at $0.97 per share. Options to purchase 70,000 shares granted to Mr. Skelton in 1996 and 1997 under the Employee Stock Option Plan were canceled in December 1997 and options to purchase 70,000 shares of Common Stock at $0.97 per share were granted to Mr. Skelton. The following table sets forth further information with respect to options granted to Messrs. Zaino and Skelton:


                         Number of           Percent of
                         Shares             Total Options
                         Underlying          Granted to
                         Options            Employees in     Per Share Exercise
      Name               Granted                1997             Price            Expiration Date
      ----               -------                ----         ------------------   ---------------

Gene Zaino                600,000                25%              $0.97          December 20, 2007
Robert M. Skelton          70,000                 3%              $0.97          December 20, 2007

         Mr. Zaino and Mr. Skelton exercised no options in the fiscal year ended December 31, 1997. At December 31, 1997 Mr. Zaino held options to purchase 600,000 shares and Mr. Skelton held options to purchase 70,000 shares of Common Stock. All options were unexercisable. At December 31, 1997 the closing price per share of the Company's Common Stock as reported by the NASDAQ was $0.875. The exercise price per share for the option shares exceeded their fair market value on December 31, 1997. (See "Officers and Directors Stock Ownership" for information regarding all options.)

Employment and Related Agreements

         Mr. Zaino is employed under a three-year employment agreement, effective as of June 7, 1996, pursuant to which he is paid a base salary of $130,000 per annum, subject to increase by the Company's Board. Mr. Zaino may also receive an annual bonus at the sole discretion of the Company's Board, based upon the financial and operating performance of the Company, which shall not exceed 60% of base salary. Mr. Skelton is paid a base salary of $100,000. Mr. Skelton may also receive an annual bonus at the sole discretion of the Company's President.

The Company obtained key-person life insurance for $1 million on the life of Mr. Zaino.

                       PROPOSAL I - ELECTION OF DIRECTORS.


         The persons listed below are nominees for election as directors at the Annual Meeting. Unless otherwise specified, all Proxies received will be voted in favor of the election of Gene Zaino, Deborah S. Novick , Richard Goldstein, Frank C. Lagattuta, and Steven L. Hanau. Directors shall be elected by a plurality of the votes cast, in person or by proxy, at the Meeting. Management has no reason to believe that any of the nominees will be unable or unwilling to serve as a director, if elected. Should any of the nominees not remain a candidate for election at the date of the Meeting, no substitute candidate will be selected and the Proxies will be voted only in favor of those nominees still standing for election. The following table sets forth the ages of the nominees for director and the positions they hold in the Company:

Name                   Age           Position                 A Director Since
----                   ---           --------                 ----------------

Gene Zaino              41    President, Chief Executive             1995
                              Officer and Chairman
Deborah S. Novick       33    Director                               1995
Richard Goldstein       52    Director                               1996
Frank C. Lagattuta      54    Director                               1997
Steven L. Hanau         53    Nominee                                  -


Gene Zaino has been Chairman and Chief Executive Officer of Netplex since June 1996 and a director since August 1995. Prior to becoming the Chairman and Chief Executive Officer of Netplex, Mr. Zaino, since April 1994, was the Chairman and Chief Executive Officer of The Netplex Group, Inc., a McLean, Virginia based network systems integrator. From May 1993 to January 1994, Mr. Zaino was Area Vice President --- Northeast for Control Data Systems, Inc. Prior thereto, Mr. Zaino held positions at Evernet Systems, Inc. from January 1990 to May 1993, the most recent being Regional Vice President -- MidAtlantic. In 1983, Mr. Zaino became the President and founder of Management Information Solutions, Inc. which was a computer consulting and systems integrator. In 1990, MIS was acquired by Evernet and Evernet was subsequently acquired by Control Data in 1993. Mr. Zaino is a Certified Public Accountant and holds a Bachelor of Science in Economics from the University of Pennsylvania's Wharton School.

Deborah S. Novick has been a Director of the Company since August, 1995 and has served in a variety of capacities at GKN Securities Corp., a New York based investing banking company, since August 1992, including most recently Senior Vice President -- Investment Banking. Prior thereto, Ms. Novick was a Senior Analyst with Value Line, Inc. from August 1989 until August 1992. Ms. Novick holds a Bachelor of Science degree from Cornell University.

Richard Goldstein has served as a Director of the Company since July 1996. Mr. Goldstein has been a Partner of Tocci, Goldstein and Company, L.L.P., a New York City based C.P. A. firm since

1992. Prior thereto, Mr. Goldstein was a Tax Partner with KPMG Peat Marwick LLP. Mr. Goldstein holds a Bachelor of Business Administration in Accounting and Master of Business Administration in Taxation from the Bernard M. Baruch College of the City University of New York and is a Certified Public Accountant.

Frank C. Lagattuta became a Director of the Company in September 1997. Mr. Lagattuta has been serving since 1996 as the President and chief operating officer of CompuLaw, Ltd. of Los Angeles, California. Prior thereto, he was the Vice President of Sales and Marketing for Saft America, Inc. from 1993 to 1996. Prior thereto, Mr. Lagattuta was the Vice President of Sales and Marketing for BISS Sales, Inc. from 1991 to 1993. Mr. Lagattuta holds a Bachelor of Science degree in Accounting from Canisius College and a Master of Business
Administration in Finance and Accounting from the University of Southern California. Mr. Lagattuta joined Netplex this month and will be appointed as Chief Operating Officer at the Board of Directors meeting following the shareholders' meeting.

Steven L. Hanau has headed Wang Laboratories, Inc.'s worldwide outsourcing business since April of 1997. Under his direction, Wang's outsourcing business draws upon and coordinates Wang's talent and technologies resident in Multi-vendor Services, the Enterprise Service Centers, Network Integration and Consulting, and Help Desk. Mr. Hanau came to Wang with the acquisition of I-NET where he spent eight years, rising to the presidency of its Enterprise Services Group. During his career with the U.S. Army, he held high level positions with the Army Chief of Staff and Office of the Secretary of Defense. Mr. Hanau is a graduate of the United States Military Academy and holds advanced degrees in operations research from Stanford University and in business administration from Long Island University.


Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

                  PROPOSAL II  --   TO  APPROVE  ISSUANCE  OF  SHARES  OF COMMON
                                    STOCK OF THE COMPANY TO COMPLETE THE PRIVATE
                                    PLACEMENT OF THE COMPANY'S  SECURITIES  WITH
                                    CERTAIN  INDEPENDENT   INVESTORS  AND  THEIR
                                    AGENT.

         The following is a description of the terms of a private placement of the Company's securities effected on April 7, 1998. The Company's ability to fulfill its obligations without suffering a penalty necessitates shareholder approval of the issuance of Common Stock required to complete the transaction.

         On April 7, 1998 (the "First Closing"), the Company consummated a private placement (the "1998 Private Placement") whereby it issued 1,500 units ("Units"),each unit consisting of one Prepaid Common Stock Purchase Warrant ("Prepaid Warrants") entitling the holder of the Prepaid Warrant (the "Holder") to acquire such number of shares of Common Stock as is equal to $1,000 divided by an adjustable exercise price (see "Exercise Rights of Prepaid Warrant" below) and (b) warrants (the "Incentive Warrants") to purchase 52 shares of Common Stock at an exercise price of $1.47 per share. The net proceeds of the sale of 1,500 Units ($1,312,500 before Company expenses) have been used for working capital and general corporate purposes. In connection with the 1998 Private Placement, the Company issued to a placement agent, for its services as placement agent, warrants ("Agent Warrants" and collectively with the Incentive Warrants, the "Warrants"), with similar terms and conditions as the Incentive Warrants, to purchase 39,000 shares of Common Stock at an exercise price of $1.47 per share. In addition to the Agent Warrants, the placement agent also received a placement agent fee equal to 9.78% of the aggregate gross proceeds received by the Company from the sale of the Units and a non-accountable expense allowance equal to 2.75% of the aggregate gross proceeds received by the Company from the sale of the Units.

         Pursuant to the terms of the Securities Purchase Agreement dated as of March 31, 1998 (the "Securities Purchase Agreement"), among the Company and Zanett Lombardier, Ltd. and David McCarthy (the "Purchasers"), the Purchasers may purchase up to an additional 1,500 Units (the "Second Closing") if the Company satisfies certain other conditions, which may be waived by the Purchasers, including recording three consecutive quarters of increased profits and revenues, excluding any extraordinary items. To date, the Company has not satisfied this condition and there can be no assurance that the Second Closing will be consummated. The exercise price of the Prepaid Warrants and the Warrants to be issued in connection with the potential Second Closing would be based on the bid price of the Common Stock at the time of the Second Closing. Other than the exercise price, the terms of the Prepaid Warrants and Warrants would be the same as the terms governing the Prepaid Warrants and Warrants issued in connection with the First Closing.

         As described herein, pursuant to Marketplace Rule 4310(c)(25)(H) of the NASDAQ Stock Market (the "NASDAQ SmallCap Market"), shareholder approval is required when a company issues common stock in a private placement in excess of 19.9% of the number of shares of common stock outstanding before the issuance at a price which is lower than the higher of book value or market value of the Common Stock. Since the number of shares of Common Stock issuable upon the exercise of the Prepaid Warrants is not determinable, the Company may be required to issue an amount of shares upon the exercise of the Prepaid Warrants and the Warrants which exceeds the 19.9% limitation. Accordingly, shareholder approval is required to enable the Company to exceed the 19.9% limitation, if necessary, with respect to the issuance of Common Stock underlying the Prepaid Warrants.

         The terms of the Prepaid Warrants, the Incentive Warrants and the Agent Warrants were determined by the Board of Directors of the Company. A form of each of the Prepaid Warrant and the Warrant was filed as an exhibit to the Company's Form 10-KSB for the fiscal year ended December 31, 1997 (the "Form 10-KSB") and the following summary of the terms of the Prepaid Warrants and the Warrants are qualified in their entirety by reference to the form of each of the Prepaid Warrant and the Warrant filed as an exhibit to the Form 10-KSB, respectively.

         Exercise Rights of Prepaid Warrants. Each Prepaid Warrant is exercised at the option of the Holder into the number of shares of Common Stock determined by dividing the initial purchase price of $1,000 by the "Exercise Price," which is the lesser of (a) the fixed exercise price (which initially is $1.47) and (b) the average of the five (5) lowest closing bid prices for the Common Stock during the twenty (20) consecutive trading days immediately preceding the exercise multiplied by the "Exercise Percentage." The "Exercise Percentage" is
(a) 100% prior to the 91st day following the First Closing, (b) 85% for the period on or after the 91st day following the First Closing and before the 151st day following the First Closing, (c) 75% for the period on or after the 151st day following the First Closing and before the 211th day following the First Closing and (d) 65% for the period on or after the 211th day following the First Closing. In addition, the Exercise Percentage will be reduced upon the occurrence of certain events including a 10% reduction in the Exercise
Percentage if the Company is unable to obtain shareholder approval of this Proposal on or before July 31, 1998.

         Cap Amount and Default Payment in the Event That the Cap Amount is Not Eliminated. Pursuant to Rule 4310(c)(25)(H) of the Nasdaq SmallCap Market, the Company may not issue more than 1,566,000 shares of Common Stock (19.9% of the total shares of the Company's Common Stock outstanding on the First Closing less the maximum number of shares issuable upon the exercise of all Warrants) without shareholder approval of this Proposal (the "Cap Amount"). The Cap Amount is allocated pro rata among the Holders. If the unissued portion of any Holder's Cap Amount is less than 135% of the number of shares of Common Stock then issuable upon exercise of such Holder's Prepaid Warrant (a "Trading Market Trigger Event") and the Company fails to eliminate the prohibitions that have resulted in the existence of the Cap Amount within 90 days of a Trading Market Trigger Event, the Company is required to make a cash payment (the "Default Amount") as follows: the amount outstanding on the Prepaid Warrant divided by the exercise price of the Prepaid Warrant multiplied by the highest closing bid price of the Common Stock during the period beginning on the date that the Company receives a default notice and ending on the day immediately preceding the date of payment of the Default Amount.

         Other Events of Default For The Prepaid Warrants. If a Holder tenders his or her Prepaid Warrant for exercise and does not receive Common Stock certificates within certain specified periods for all of the shares of Common Stock to which such Holder is entitled (except in certain specified circumstances), then the Holder can receive a default payment and in the event that the Company continues to fail to deliver the certificates, the Exercise Percentage will be further reduced. In addition, Holders can receive the Default Amount upon the occurrence of certain events, including if the Company's Common Stock is not listed for trading on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the SmallCap Market.

         Anti-Dilution Provisions of Prepaid Warrants. The Exercise Price is adjusted if there is a stock split, stock dividend, combination, reclassification or similar event with respect to the Common Stock, if certain distributions with respect to shares of Common Stock are made, if certain purchase rights are distributed and in the event of certain mergers, certain consolidations, sale or transfer of all or substantially all of the Company's assets and certain share exchanges.

         Incentive Warrants and Agent Warrants. Subject to certain exceptions, the exercise price of the Warrants is adjusted in the event the Company issues, grants or sells any warrants, rights or options (whether or not immediately exercisable) to purchase Common Stock or securities that are convertible into or exchangeable for Common Stock at a price per share that is not based on a percentage of the market price of the Common Stock ("Fixed Price") or that may be converted into or exchanged for Common Stock at a Fixed Price that is less than the then exercise price of such Warrants. In such event, the exercise price of the Warrants is reduced to such Fixed Price and the number of shares issuable on exercise of the Warrants is adjusted so that it equals the number of shares issuable under the Warrants immediately prior to the adjustment multiplied by the per share exercise price prior to the adjustment divided by the exercise price after the adjustment.

         In the event of a stock split, stock dividend, recapitalization, reorganization, reclassification or other subdivision of the Common Stock, the exercise price of the Warrants and the number of shares of Common Stock issuable on exercise of the Warrants are proportionately adjusted. The exercise price of the Warrants and the number of shares issuable on exercise are also adjusted in the event of certain mergers and consolidations, in the event of any sale or conveyance of all or substantially all of the Company's assets, in the event of certain distributions of its assets and in the event the Company distributes certain purchase rights.

         The Nasdaq Rule

         Rule 4310(c)(25)(H) of the Nasdaq SmallCap Market, which is applicable to the Company because the Company's shares of Common Stock are presently included for quotation on the Nasdaq SmallCap Market sets forth the corporate governance standards for such securities. Section (c)(25)(H) of Rule 4310 provides:

            (i)Each [Nasdaq SmallCap Market] issuer shall require shareholder approval of a plan or arrangement under subparagraph a. below or, prior to the issuance of designated securities under subparagraph b., c., or d. below:

                  . . . d. in connection with a transaction other than a public offering involving:

                         1. the sale or issuance  by the issuer of common  stock
                  (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which together with sales by officers, directors or substantial shareholders of the company equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance; or

                         2. the sale or issuance by the company of common  stock
                  (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

         Nasdaq Rule 4310 provides that the limit set forth in subparagraph d. does not apply if a company's shareholders approve the issuance of the securities subject to the rule. In the event shareholder approval is not obtained, the Company will be required to pay to the Holders the Default Amount.

         Shareholder Approval

         The Board desires to be able to issue shares of Common Stock in connection with the Prepaid Warrants and on the exercise of the Incentive Warrants and the Placement Agent Warrants without regard to the limits of Nasdaq Rule 4310. The Board believes it would be in the best interests of the Company if the Company could issue such shares of Common Stock to the Holders rather than being required to pay the Default Amount to the Holders of the Prepaid Warrants. The Board believes this provision could result in a forced payment by the Company at a time when the Company might not have, and could not raise, the cash necessary to make such payment. The Board desires to have the ability to retain cash for the use of the Company for other purposes.

         If shareholder approval of this proposal were not obtained and all outstanding warrants under the initial closing were exercised under worst case circumstances that could trigger an event of default, the Default Amount until paid would be the greater of the sum of $1,500,000 plus approximately $986 per day or, if the highest Closing Bid price per share exceeds the fixed exercise price of $1.47 per share, the highest Closing Bid price per share times the 1,020,408 shares of Common Stock subject to exercise plus approximately $986 per day.

         Vote Required

         The affirmative vote of the holders of a majority of the Common Stock present or represented and entitled to vote at the Meeting is required to approve the Proposal to eliminate the restriction on the number of shares of Common Stock issuable in connection with the Prepaid Warrants. An abstention from voting by a shareholder present in person or represented by proxy at the Meeting has the same effect as a vote against the matter. Broker non-votes, however, are not considered shares entitled to vote on this proposal and are not included in determining whether the proposal is approved. The holders of shares of Common Stock representing 44% of the outstanding shares of Common Stock have executed voting agreements which state that they will vote in favor of this proposal.

Recommendation of the Board of Directors

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK OF THE COMPANY TO COMPLETE THE PRIVATE PLACEMENT OF THE COMPANY'S SECURITIES WITH CERTAIN INDEPENDENT INVESTORS AND THEIR AGENT.

     PROPOSAL III - TO INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

         The Board of Directors has unanimously approved and recommends to shareholders that they consider and authorize an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock, par value $.001 per share, from 20,000,000 shares to 40,000,000 shares.

         On April 7, 1998, the Company completed the 1998 Private Placement. It is a condition of the Securities Purchase Agreement that the Company's shareholders authorize this amendment to ensure that the Company has a sufficient amount of Common Stock reserved for issuance upon the exercise of the Prepaid Warrants and the Warrants. As of the Record Date, the Company had issued an aggregate of 9,618,825 shares of Common Stock and had reserved substantially all of its authorized but unissued shares of Common Stock for issuance upon exercise of stock options, the Prepaid Warrants, the Warrants and certain other warrants previously issued by the Company. If the proposed amendment is approved, the first paragraph of Article Four of the Company's Certificate of Incorporation would be amended to substitute the phrase "40,000,000 shares of Common Stock, $.001 par value per share ("Common Stock")" for the existing phrase "20,000,000 shares of Common Stock, $.001 per value per share ('Common Stock')".

         The proposed amendment to the Company's Certificate of Incorporation is being recommended as required by the Securities Purchase Agreement. In addition, the proposed amendment is being recommended because the Board of Directors believes that having shares authorized and available for issuance will provide the Company with greater flexibility in connection with financing the capital needs of the corporation, possible future acquisitions and merrgers, or other purposes. The proposed amendment will enable Netplex to act promptly if appropriate circumstances arise which require the issuance of Common Stock. Other than upon the exercise of the Prepaid Warrants, the Warrants or other presently outstanding options or warrants or in connection with the Second Closing, the Company has no current plans to issue any of such newly authorized shares.

         The additional shares of Common Stock for which authorization is sought would be identical to the shares of Common Stock now authorized. Holders of Common Stock do not have preemptive rights to subscribe to additional securities which may be issued by the Company.

Vote Required

         Under the New York Business Corporation Law, the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is required to amend the Company's Certificate of Incorporation to increase the authorized capital stock of the Company to 40,000,000 shares of Common Stock. Accordingly, broker non-votes and abstentions will be treated as votes against the proposal.

Recommendation of the Board of Directors

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE APPROVAL OF AN INCREASE IN AUTHORIZED COMMON STOCK OF THE COMPANY.

         PROPOSAL IV -     TO INCREASE NUMBER OF AUTHORIZED  SHARES OF PREFERRED
                           STOCK.

         The Board of Directors proposes that the shareholders approve an amendment to the Certificate of Incorporation of Netplex to increase the number of authorized shares of Preferred Stock from 2,000,000 to 6,000,000 shares ("Preferred Stock Amendment").

         The Board of Directors believes it is in Netplex's and its shareholders' best interests to approve the Preferred Stock Amendment because all shares of the Company's presently authorized Preferred Stock have been designated by the Board of Directors as Class A 10% Convertible Preferred Stock ("Class A Preferred Stock") and have been reserved for the 1996 Private Placement. The availability of additional shares of Preferred Stock is desirable because the Company has the right, in lieu of paying some or all of the preferred dividends in cash, to issue shares of Class A Preferred Stock to holders of Class A Preferred Stock. Additional Preferred Stock may also prove useful in connection with financing the capital needs of the corporation, possible future acquisitions and mergers, or other purposes. The authorization will enable Netplex to act promptly if appropriate circumstances arise which make the issuance of such shares desirable.

         The additional shares of Preferred Stock would be issuable from time to time, in one or more series and with such rights, preferences and privileges as determined by the Board of Directors at the time of issuance. In establishing the terms of a series of Preferred Stock, the Board of Directors would be authorized to set, among other things, the number of shares, the dividend rate and preferences, the cumulative or non-cumulative nature of dividends, the redemption provisions, the sinking fund provisions, the conversion rights, the amounts payable and preferences in the event of the voluntary or involuntary liquidation of the Company, and the voting rights in addition to those required by law, provided, however, that no class or series of any class of the Company's Capital stock can have equal or greater rights than those of the Class A Preferred Stock with respect to dividends or upon liquidation, winding-up or dissolution of the Company. Such terms could include provisions prohibiting the payment of Common Stock dividends or purchases by the Company of Common Stock in the event dividends or sinking fund payments on the Preferred Stock were in arrears. In the event of liquidation, the holders of Preferred Stock of each series might be entitled to receive an amount specified for such series by the Board of Directors before any payment could be made to the holders of Common Stock.

         The authorization of new shares of Preferred Stock will not, by itself, have any effect on the rights of the holders of shares of Common Stock. Nonetheless, the issuance of one or more series of Preferred Stock could affect the holders of shares of the Common Stock in a number of respects, including the following: (a) if voting rights are granted to any newly issued series of Preferred Stock, the voting power of the Common Stock will be diluted, (b) the issuance of Preferred Stock may result in a dilution of earnings per share of the Common Stock, (c) dividends payable on any newly issued series of Preferred Stock will reduce the amount of funds available for payment of dividends on the Common Stock and (d) certain future amendments to the Certificate of

Incorporation affecting the Preferred Stock may require approval by the separate vote of the holders of the Preferred Stock or in some cases the holders of shares of one or more series of Preferred Stock (in addition to the approval of the holders of shares of the Common Stock) before action can be taken by the Company.

         If the proposed amendment is approved, the first paragraph of Article Fourth of the Company's Certificate of Incorporation would be amended to substitute the phrase "6,000,000 shares of Preferred Stock, $.01 par value per shares ('Preferred Stock')" for the phrase "2,000,000 shares Preferred Stock, $.01 par value per share ('Preferred Stock')".

         The Board of Directors has unanimously determined that the proposed Preferred Stock Amendment is in the best interests of the Company and its shareholders.

Vote Required

         The affirmative vote of the holders of at least a majority of the issued and outstanding shares of the Company's Common Stock entitled to vote at the Meeting is required for the Proposed Preferred Stock Amendment to be effective. Accordingly, broker non-votes and abstentions will be treated as a vote against the proposal.


Recommendation of the Board of Directors

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PREFERRED STOCK AMENDMENT INCREASING THE NUMBER OF AUTHORIZED SHARES OF PREFERRED STOCK FROM 2,000,000 TO 6,000,000.

           PROPOSAL V - AMENDMENT TO THE DIRECTORS' STOCK OPTION PLAN.

         The Board of Directors proposes that the shareholders approve an amendment to the Directors' Plan to increase the number of shares issuable pursuant to the exercise of options granted under the Directors' Plan from 100,000 shares of Common Stock to 300,000 shares, so that more options can be issued pursuant to the Directors' Plan.

         The purpose of the Directors' Plan is to secure for the Company and its shareholders the benefits arising from stock ownership by its Directors. The Directors' Plan will provide a means whereby such Directors may purchase shares of Common Stock pursuant to options granted in accordance with the Directors' Plan. Any Director of the Company who is not a full or part-time employee thereof is eligible to participate in the Directors' Plan. The Board of Directors believes it is in the Company's and its shareholders' best interests to approve the amendment because it would enable the Company to continue to grant options under the Directors' Plan which makes available the additional incentives inherent in the ownership of Common Stock and helps the Company retain the services of eligible directors. The Company has granted options to purchase Common Stock to the following persons: Richard Goldstein, 15,000 options; Frank C. Lagattuta, 15,000 options; Deborah S. Novick, 15,000 options; and Gene Zaino, 15,000 options.

Administration of the Directors' Plan

         The Directors' Plan is administered by the Board of Directors, which has full and complete authority to adopt such rules and regulations and to make all such other determinations not inconsistent with the Directors' Plan as may be necessary for the administration thereof.

         The Board of Directors is authorized to amend, suspend or terminate the Directors' Plan, except that it is not authorized without shareholder approval (except with regard to adjustments resulting from changes in capitalization) to
(i) increase the maximum number of shares that may be issued pursuant to the exercise of options granted under the Directors' Plan; (ii) change the minimum price per share at which an option may be exercised pursuant to the Directors' Plan; (iii) increase the maximum term of any option granted under the Directors' Plan; or (iv) permit the granting of options to anyone other than those eligible as set forth in the Directors' Plan.

         Unless the Directors' Plan is terminated earlier by the Board of Directors, it will terminate on May 30, 2005.

Common Stock Subject to the Directors' Plan

         The shares of Common Stock to be issued under the Directors' Plan, pursuant to the exercise of options granted thereunder, may be either authorized but unissued shares or reacquired shares. The number of shares of Common Stock issuable under the Directors' Plan will be subject to adjustment to prevent dilution in the event of a stock split, combination of shares, stock dividend or certain other events. If an option granted under the Directors' Plan, or any portion thereof, shall expire or terminate for any reason without having been exercised in full, the unpurchased shares of Common Stock covered by such option shall be available for future grants of options.

         The Directors' Plan, as proposed, would authorize the issuance of a maximum of 300,000 shares of Common Stock, subject to adjustment, pursuant to the exercise of options granted thereunder.

Grant of Options

         Each Eligible Director receives the grant of an option to purchase shares of Common Stock on the date such Eligible Director is first elected as a member of the Board of Directors.

Option Price

         The exercise price of each option is the Fair Market Value (as hereinafter defined) for each share of Common Stock subject to an option. Fair Market Value means the closing sales price of the Common Stock as quoted on the NASDAQ SmallCap Market on the date of grant of any option or on the preceding date on which the Common Stock is traded if no shares were traded on the date of grant. If the Common Stock is not quoted on the NASDAQ SmallCap Market, Fair Market Value shall be deemed to be the average of the high bid and asked prices of the Common Stock in the over-the-counter market on the date of grant, or the next preceding date on which the last prices were recorded by the National Quotation Bureau.

Registration of Shares

         The Company intends to file a registration statement under the Securities Act with respect to the additional shares of Common Stock issuable pursuant to the Directors' Plan subsequent to approval of the amendment by the Company's shareholders.

Vote Required

         The affirmative vote of holders of a majority of the shares of Common Stock present, in person or by proxy, is required for approval of the Directors' Plan. Abstentions will be counted as a vote against the proposal and broker non-votes will not be counted for purposes of determining whether this proposal has been approved.

Recommendation of the Board of Directors

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE DIRECTORS' PLAN.

          PROPOSAL VI - APPROVAL OF 1998 EMPLOYEE STOCK PURCHASE PLAN.

         Effective May 20, 1998 the Board of Directors of the Company adopted the 1998 Employee Stock Purchase Plan (the "Plan"), which is set forth in Exhibit A to this Proxy Statement. The Plan will not become effective unless it is approved by the holders of record of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting.

         The Plan is intended to encourage stock ownership by all eligible employees of the Company and participating subsidiaries so that they may share in the fortunes of the Company by acquiring or increasing their proprietary interest in the Company. The Plan is designed to encourage employees to remain in the employ of the Company.

         The following discussion of the principal features and effects of the Plan is qualified in its entirety by reference to the text of the Plan set forth in Exhibit A hereto.

Administration of the Plan

         Primary authority for administration of the Plan is held by the Board of Directors (the "Board"). The Board shall establish a committee composed of members of the Board to administer the Plan, which committee shall have such of the power and authority vested in the Board under the Plan as the Board may delegate to it, including the power and authority to interpret any provision of the Plan or any option under it.

Shares Subject to the Plan

         The shares subject to the Plan shall be shares of the Company's Common Stock acquired by the Company in the open market. The aggregate number of shares of Common Stock which may be issued pursuant to the Plan is 1,000,000 subject to increase or decrease by reason of stock splits, reorganizations, mergers, reclassifications and the like.

Employees Eligible to Participate

         Any person who is in the employ of the Company or any of its participating subsidiaries is eligible to receive options under the Plan, (except employees whose customary employment is less than 20 hours per week) and further provided (i) that no employee who after the grant of options hereunder owns shares (including all shares which may be purchased under outstanding options granted under the Plan) possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or of its parent or subsidiary corporations shall be eligible to participate, and (ii) no employee shall be granted an option which permits his rights to purchase

Common Stock under the Plan to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. An eligible employee may become a participant by completing, signing and filing an enrollment agreement and any other necessary papers with the Company. Payroll deductions for a participant shall commence on the applicable offering commencement date that his authorization becomes effective and shall end on the termination date of such offering, unless earlier terminated by the employee.

Offerings; Options

         On each Offering Date, the Plan shall be deemed to have granted to the participant an option for as many full shares of Common Stock as he shall be able to purchase with the payroll deductions credited to his account during his participation in that Offering Period. Offerings shall commence on the first day of each subsequent calendar quarter ("Offering Commencement Date") and terminate on the last day of each such quarter (each an "Offering Period") until this Plan is terminated by the Board or no additional shares of Common Stock of the Company are available for purchase under the Plan.

         Each employee who continues to be a participant on the last business day of an Offering Period shall be deemed to have exercised his option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the Plan as his accumulated payroll deductions on such date will pay for at the purchase price.

         If the total number of shares for which options are to be granted on any date exceeds the number of shares of Common Stock available, the Company shall make a pro rata allocation of the shares of Common Stock remaining available in as nearly a uniform manner as shall be practical and as it shall determine to be equitable.

Price

         The purchase price per share shall be the lesser of (i) the fair market value of the shares of Common Stock on the Offering Commencement Date and (ii) the fair market value of the Common Stock on the last business day of the Offering Period.

Termination and Transferability of Employee's Rights

         An employee's rights under the Plan will terminate when he ceases to be an employee provided that, if an employee's employment shall be terminated by reason of normal retirement, death or disability prior to the end of the current offering, he , his designated beneficiary or legal representative, as the case may be, shall have the right, within ninety (90) days thereafter, to elect to have the balance in his account either paid to him in cash or applied at the end of the current offering toward the purchase of Common Stock.

         No participant shall be permitted to transfer or encumber either the payroll deductions credited to his account or any rights under the Plan other than by will or the laws of descent and distribution.

Amendment or Discontinuance of the Plan

         The Board shall have the right to amend, modify or terminate the Plan at any time without notice; provided, however, that no employee's existing rights under any Offering already made may be adversely affected thereby. Upon any termination of the Plan, all payroll deductions not used to purchase stock will be refunded.

Federal Income Tax Consequences

         It is intended that options issued pursuant to the Plan shall constitute options issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

         The participants will not recognize taxable income on the exercise of any option. In accordance with Section 423 (c) of the Code, in the event of any disposition of the shares of Common Stock by participants, there shall be included as compensation in his or her gross income for the taxable year in which such disposition is made, assuming the holding period requirements for
Section 423 (a) of the Code are satisfied, or for the taxable year following the death of the participating employee, an amount equal to the lesser of : (i) the excess of the fair market value of the Common Stock at the time of such disposition or death over the amount paid for such share under the Plan; and
(ii) the excess of the fair market value of the Common Stock at the time the option was granted over the option price.

         The foregoing is no more than a summary of the federal income tax provisions relating to the grant and exercise of options and stock appreciation rights under the Plan and the sale of shares acquired under the Plan. Individual circumstances may vary these results. The federal income tax laws and regulations are constantly being amended, and each participant should rely upon his own tax counsel for advice concerning the federal income tax provisions applicable to the Plan.

Vote Required

         The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, is required for approval of the Plan. Accordingly, broker non-votes and abstentions will be treated as a vote against the proposal.

Recommendation of the  Board of Directors

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE PROPOSED PLAN.

                  PROPOSAL VII  -     RATIFICATION OF APPOINTMENT OF INDEPENDENT
                                      AUDITORS.

         The Board of Directors has appointed KPMG Peat Marwick LLP as the Company's independent auditors. Although the selection of auditors does not require ratification, the Board of Directors has directed that the appointment of KPMG Peat Marwick LLP be submitted to shareholders for ratification due to the significance of their appointment to the Company. If shareholders do not ratify the appointment of KPMG Peat Marwick LLP, the Board of Directors will consider the appointment of other certified public accountants. A representative of KPMG Peat Marwick LLP will be present at the Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

         Broker non-votes and proxy cards marked "abstain" with respect to this proposal will be counted towards a quorum. Abstentions will be counted as a vote against this proposal and broker non-votes will not be counted for purposes of determining whether this proposal has been approved.

Recommendation of the Board of Directors

         THE BOARD OF  DIRECTORS  OF THE  COMPANY  RECOMMENDS  A VOTE  "FOR" THE
RATIFICATION   OF  THE  APPOINTMENT  OF  KPMG  PEAT  MARWICK  AS  THE  COMPANY'S
INDEPENDENT AUDITORS.

                                  ANNUAL REPORT

         All shareholders of record as of June 26, 1998 have been sent, or are concurrently herewith being sent, a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997. The Form 10-KSB contains certified consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 1997.

                                           By Order of the Company,


                                           Robert M. Skelton
                                           Secretary

Dated: June 30, 1998

                                                                       Exhibit A

            THE NETPLEX GROUP, INC. 1998 EMPLOYEE STOCK PURCHASE PLAN

                               ARTICLE I - PURPOSE

1.01  Purpose.

       The Netplex Group, Inc. 1998 Employee Stock Purchase Plan is intended to provide a method whereby employees of The Netplex Group, Inc. and its subsidiary corporations (hereinafter referred to, unless the context otherwise requires, as the "Company") will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock of the Company. The shares of Common Stock of the Company subject to the Plan shall be shares acquired by the Company in the open market. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

                            ARTICLE II - DEFINITIONS

2.01. Base Pay.

      "Base Pay" shall mean regular straight-time earnings excluding payments for overtime, shift premium, bonuses and other special payments, commissions and other marketing incentive payments.

2.02. Committee.

      "Committee" shall mean the individuals described in Article XI.

2.03. Employee.

      "Employee" means any person who is customarily employed on a full-time or part-time basis by the Company and is regularly scheduled to work more than 20 hours per week.

2.04. Subsidiary Corporation.

       "Subsidiary Corporation" shall mean any present or future corporation which (i) would be a "subsidiary corporation" of the Company as that term is defined in Section 424 of the Code and (ii) is designated as a participant in the Plan by the Committee.

                   ARTICLE III - ELIGIBILITY AND PARTICIPATION

3.01.   Initial Eligibility.

        Any employee who shall have completed thirty (30) days' employment and shall be employed by the Company on the date his participation in the Plan is to become effective shall be eligible to participate in offerings under the Plan which commence on or after the first day of the month after the expiration of such 30 day employment period.

3.02.   Leave of Absence.

        For purposes of participation in the Plan, a person on leave of absence shall be deemed to be an employee for the first 90 days of such leave of absence and such employee's employment shall be deemed to have terminated at the close of business on the 90th day of such leave of absence unless such employee shall have resumed to regular full-time or part-time employment (as the case may be) prior to the close of business on such 90th day. Termination by the Company of any employee's leave of absence, other than termination of such leave of absence on return to full-time or part-time employment, shall terminate an employee's employment for all purposes of the Plan and shall terminate such employee's participation in the Plan and right to exercise any option.

3.03.   Restrictions on Participation.

        Notwithstanding any provisions of the Plan to the contrary, no employee shall be granted an option to participate in the Plan:

        (a) if, immediately after the grant, such employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any employee); or

        (b) which permits his rights to purchase stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

3.04.   Commencement of Participation.

        An eligible employee may become a participant by completing an authorization for a payroll deduction on the form provided by the Company and filing it with the office of the Vice President - Human Resources of the Company on or before the date set therefor by the Committee, which date shall be prior to the Offering Commencement Date for the Offering (as such terms are defined below). Payroll deductions for a participant shall commence on the applicable Offering Commencement Date when his authorization for a payroll deduction becomes effective and shall end on the Offering Termination Date of the Offering to which such authorization is applicable unless sooner terminated by the participant as provided in Article VIII.

                             ARTICLE IV - OFFERINGS

4.01.   Monthly Offerings.

        The Plan will be implemented by monthly offerings of the Company's Common Stock (each, the "Offering", or collectively, the "Offerings") each beginning, respectively, on the 1st day of each calendar month ("Offering Commencement Date") and ending on the last day of such calendar month ("Offering Termination Date").

                         ARTICLE V - PAYROLL DEDUCTIONS

5.01.   Amount of Deduction.

        At the time a participant files his authorization for payroll deduction, he shall elect to have deductions made from his pay on each payday during the time he is a participant in an Offering at the rate of 1, 2, 3, 4, 5, 6, 7, 8, 9 or 10% of his base pay in effect at the Offering Commencement Date of such Offering. In the case of a part-time hourly employee, such employee's base pay during an Offering shall be determined by multiplying such employee's hourly rate of pay in effect on the Offering Commencement Date by the number of regularly scheduled hours of work for such employee during such Offering. Notwithstanding the foregoing, the Committee shall have the right, pursuant to
11.02 hereof, to establish a minimum payroll deduction as a condition of participation in the Plan.

5.02.   Participant's Account.

        All payroll deductions made for a participant shall be credited to his account under the Plan. A participant may not make any separate cash payment into such account except when on leave of absence and then only as provided in
Section 5.04.

5.03.   Changes in Payroll Deductions.

        A participant may discontinue his participation in the Plan as provided in Article VIII, but no other change can be made during an Offering and, specifically, a participant may not alter the amount of his payroll deductions for that Offering.

5.04.   Leave of Absence.

        If a participant goes on a leave of absence, such participant shall have the right to elect:

(a) to withdraw the balance in his or her account pursuant to Section 7.02, (b) to discontinue contributions to the Plan but remain a participant in the Plan, or remain a participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Company to the participant during such leave of absence and undertaking to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Company to such participant are insufficient to meet such participant's authorized Plan deductions.

                         ARTICLE VI - GRANTING OF OPTION

6.01.   Number of Option Shares.

        On the Commencement Date of each Offering, a participating employee shall be deemed to have been granted an option to purchase a maximum number of shares of the stock of the Company equal to an amount determined as follows: an amount equal to (i) that percentage of the employee's base pay which he has elected to have withheld (but not in any case in excess of 10%) multiplied by
(ii) the employee's base pay during the period of the Offering (iii) divided by the market value of the stock of the Company on the applicable Offering Commencement Date. The market value of the Company's stock shall be determined as provided in paragraphs (a) and (b) of Section 6.02 below. An employee's base pay during the period of an offering shall be determined by multiplying, in the case of a one-year offering, his normal weekly rate of pay (as in effect on the last day prior to the Commencement Date of the particular offering) by 52 or the hourly rate by 2,080 or, in the case of a six-month offering, by 26 or 1040, as the case may be, provided that, in the case of a part time hourly employee, the employee's base pay during the period of an offering shall be determined by multiplying such employee's hourly rate by the number of regularly scheduled hours of work for such employee during such Offering.

6.02.   Option Price.

        The option price of stock purchased with payroll deductions made during an Offering for a participant therein shall be the lower of:

        (a) the closing price of the stock on the Offering Commencement Date or the nearest prior business day on which trading occurred on the NASDAQ National Market System; or

        (b) the closing price of the stock on the Offering Termination Date or the nearest prior business day on which trading occurred on the NASDAQ National Market System. If the Common Stock of the Company is not admitted to trading on any of the aforesaid dates for which closing prices of the stock are to be determined, then reference shall be made to the fair market value of the stock on that date, as determined on such basis as shall be established or specified for the purpose by the Committee.

                        ARTICLE VII - EXERCISE OF OPTION

7.01.   Automatic Exercise.

        Unless a participant gives written notice to the Company as hereinafter provided, his option for the purchase of stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such offering, for the purchase of the number of full shares of stock which the accumulated payroll deductions in his account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted to the employee pursuant to Section 6.01), and any excess in his account at that time shall be carried over into the next Offering Period, or if there is none, shall be returned to him.

7.02.   Withdrawal of Account.

        By written notice to the Vice President - Human Resources of the Company at any time prior to the Offering Termination Date applicable to any Offering, a participant may elect to withdraw all the accumulated payroll deductions in his account at such time.

7.03.   Fractional Shares.

        Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares will be returned to any participant promptly following the termination of an Offering, without interest.

7.04.   Transferability of Option.

        During a participant's lifetime, options held by such participant shall be exercisable only by that participant.

7.05    Delivery of Stock.

        As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each participant, as appropriate, the stock purchased upon exercise of his option.

7.06    Expenses

        The Company will bear the expenses of administering the Plan.

                            ARTICLE VIII - WITHDRAWAL

8.01.   In General.

        As indicated in Section 7.02, a participant may withdraw payroll deductions credited to his account under the Plan at any time by giving written notice to the Vice President - Human Resources of the Company. All of the participant's payroll deductions credited to his account will be paid to him promptly after receipt of his notice of withdrawal, and no further payroll deductions will be made from his pay during such Offering. The Company may, at its option, treat any attempt to borrow by an employee on the security of his accumulated payroll deductions as an election, under Section 3.02, to withdraw such deductions.

8.02.   Effect on Subsequent Participation.

        A participant's withdrawal from any Offering will not have any effect upon his eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

8.03.   Termination of Employment.

        Upon termination of the participant's employment for any reason, including retirement (but excluding death while in the employ of the Company or continuation of a leave of absence for a period beyond 90 days), the payroll deductions credited to his account will be returned to him, or, in the case of his death subsequent to the termination of his employment, to the person or persons entitled thereto under Section 12.01.

8.04.   Termination of Employment Due to Death.

        Upon termination of the participant's employment because of his death, his beneficiary (as defined in Section 12.01) shall have the right to elect, by written notice given to the Vice President - Human Resources of the Company prior to the earlier of the Offering Termination Date or the expiration of a period of sixty (60) days commencing with the date of the death of the participant, either:

        (a)  to  withdraw  all  of  the  payroll  deductions   credited  to  the
participant's account under the Plan, or

        (b) to exercise the participant's option for the purchase of stock on the Offering Termination Date next following the date of the participant's death for the purchase of the number of full shares of stock which the accumulated payroll deductions in the participant's account at the date of the participant's death will purchase at the applicable option price, and any excess in such account will be returned to said beneficiary, without interest.

        In the event that no such written notice of election shall be duly received by the office of the Treasurer of the Company, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph (b), to exercise the participant's option.

8.05.   Leave of Absence.

        A participant on leave of absence shall, subject to the election made by such participant pursuant to Section 5.04, continue to be a participant in the Plan so long as such participant is on continuous leave of absence. A participant who has been on leave of absence for more than 90 days and who therefore is not an employee for the purpose of the Plan shall not be entitled to participate in any offering commencing after the 90th day of such leave of absence. Notwithstanding any other provisions of the Plan, unless a participant on leave of absence returns to regular full time or part time employment with the Company at the earlier of: (a) the termination of such leave of absence or
(b) three months from the 90th day of such leave of absence, such participant's participation in the Plan shall terminate on whichever of such dates first occurs.

                               ARTICLE IX-INTEREST

9.01.   Payment of Interest.

        No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participant; provided, however, that interest shall be paid on any and all money which is distributed to an employee or his beneficiary pursuant to the provisions of Sections 7.02, 8.01, 8.03, 8.04 and
10.01. Such distributions shall bear simple interest during the period from the date of withholding, to the date of return at the regular passbook savings account rates per annum in effect at the [name bank], during the applicable offering period or, if such rates are not published or otherwise available for such purpose, at the regular passbook savings account rates per annum in effect during such period at another major commercial bank selected by the Committee. Where the amount returned represents an excess amount in an employee's account after such account has been applied to the purchase of stock, the employee's withholding account shall be deemed to have been applied first toward purchase of stock under the Plan, so that interest shall be paid on the more recent withholdings during the period which results in the excess amount.

                                ARTICLE X - STOCK

10.01.  Maximum Shares.

        The maximum number of shares which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 12.04, shall be 1,000,000 shares of the Company's common stock. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with
Article VI exceeds the maximum number of shares for the applicable offering, the Company shall make a pro rata allocation of the shares available for delivery and distribution in an nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each participant under the Plan shall be returned to him as promptly as possible.

10.02.  Participant's Interest in Option Stock.

        The participant will have no interest in stock covered by his option until such option shall have been exercised.

10.03.  Registration of Stock.

        Stock to be delivered to a participant in any Offering under the Plan will be registered in the name of the participant, or, if the participant so directs, by written notice to the Vice President - Human Resources prior to the Offering Termination Date applicable thereto, in the names of the participant and one such other person as may be designated by the participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

10. 04.  Restrictions on Exercise.

        The Board of Directors may, in its discretion, require as conditions to the exercise of any option that the shares of Common Stock reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, upon a stock exchange, and that either:

        (a) a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective, or

        (b) the participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is his intention to purchase the shares for investment and not for resale or distribution.

                           ARTICLE XI - ADMINISTRATION

11.01.  Appointment of Committee.

        The Board of Directors shall appoint a committee (the "Committee") to administer the Plan, which shall consist of no fewer than two members of the Board of Directors. No member of the Committee shall be eligible to purchase stock under the Plan.

11.02.  Authority of Committee.

        Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive.

11.03.  Rules Covering the Administration of the Committee.

        The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

                           ARTICLE XII - MISCELLANEOUS

12.01.  Designation of Beneficiary.

        A participant may file a written designation of a beneficiary who is to receive any stock and/or cash. Such designation of beneficiary may be changed by the participant at any time by written notice to the Treasurer of the Company. Upon the death of a participant and upon receipt by the Company of proof of identity and existence at the participants death of a beneficiary validly designated by him under the Plan, the Company shall deliver such stock and/or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the company shall deliver such stock and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such stock and/or cash to the spouse or to any one or more dependents of the participant as the Company may designate. No beneficiary shall, prior to the death of the participant by whom he has been designated, acquire any interest in the stock or cash credited to the participant under the Plan, except as provided in Section 10.03 hereof.

12.02.  Transferability.

        Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 7.02.

12.03.  Use of Funds.

        All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

12.04.  Adjustment Upon Changes in Capitalization.

        (a) If, while any options are outstanding, the I outstanding shares of Common Stock of the Company have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding options and on the option exercise price or prices applicable to such outstanding options. In addition, in any such event, the number and/or kind of shares which may be offered in the Offerings described in Article IV hereof shall also be proportionately adjusted. No adjustments shall be made for stock dividends. For the purposes of this Paragraph, any distribution of shares to shareholders in an amount aggregating 20% or more of the outstanding shares shall be deemed a stock split and any distributions of shares aggregating less than 20% of the outstanding shares shall be deemed a stock dividend.

        (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Company to another corporation, the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such option for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common stock was entitled to receive upon and at the time of such transaction. The Board of Directors shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section 12.04 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such option might thereafter be entitled to receive.

12.05.  Amendment and Termination.

        The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the shareholders of the Corporation (i) increase the maximum number of shares which may be issued under any Offering (except pursuant to Section 12.04); (ii) amend the requirements as to the class of employees eligible to purchase stock under the Plan or permit the members of the Committee to purchase stock under the Plan. No termination, modification, or amendment of the Plan may, without the consent of an employee then having an option under the Plan to purchase stock, adversely affect the rights of such employee under such option.

12.06.  Effective Date.

        The Plan shall become effective upon the approval of the holders of the majority of the Common Stock present and represented at an annual meeting of the shareholders held on or before [_____, 19_.] If the Plan is not so approved, the Plan shall not become effective.

12.07.  No Employment Rights.

        The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.

12.08.  Effect of Plan.

        The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each employee participating in the Plan, including, without limitation, such employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.

12.09.  Governing Law.

        The law of the State of Virginia will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

June 30, 1998


Dear Netplex Shareholder:

I am pleased to report on the progress of The Netplex Group, Inc. During 1997 and the first half of 1998, Netplex completed significant initiatives which we believe will result in increased shareholder value.

As of today, Netplex has over 400 technical consultants located in twelve operating offices. We have built an Information Technology (IT) services organization that offers our clients and employees extraordinary value. During the last six months, customers such as GTE, Hewlett Packard, Union Camp, The Oregon State Lottery, General Electric, America Online, The United Nations, Quintiles Transnational, and CBT Systems have chosen to do business with Netplex. Our valuable human resource of employed technology workers grew by almost 100 over the past six months. Accordingly, our quarterly revenues increased to $13.3 million for the most recent quarter ended March 31, 1998, compared to quarterly revenues of approximately $10 million for the prior quarter ended December 31, 1997.

Netplex is gaining very strong momentum. Our losses are narrowing, with the most recent quarterly loss reported of $415,000, a decrease of 42.6% from the quarter ended December 31, 1997. For the first time since our June 1996 merger, Netplex has achieved an operating profit before corporate expenses and non-cash expenses, such as depreciation and amortization.

In our most recent quarterly report, Netplex segmented its revenues, gross profits, and operating income according to each of its three primary business sectors: IT Solutions, IT Staffing, and IT Contractors Resources. Overall, the Company's gross margin rate has increased to 16%. This increase is because we now generate a greater percentage of our revenues from IT Solutions and IT Staffing, which have higher gross margins than IT Contractors Resources.

Netplex has been built to take advantage of the widening gap between the supply of and demand for qualified Information Technology workers. Our business model provides an internal mechanism that attracts and maintains a valuable pool of technology talent, enabling Netplex to offer and deliver high quality IT services and solutions to the commercial marketplace. Netplex provides the people, technologies and processes that build, manage and protect business information systems.

Our IT Solutions business revenues have grown 130% based on first quarter 1998 results as compared to first quarter 1997. This project-oriented service offering is comprised of expert practice groups delivering specialized business solutions in particular technology disciplines. Currently our practice groups include: Network Systems Integration, Enterprise Network Management (including our Onion Peel Solutions subsidiary), Enterprise Systems Management, and Business Protection Services.

The IT Solutions sector generates high value customer solutions that leverage years of experience, leading technologies, and proven delivery methodologies. This area requires the largest investment for the Company and yields the highest gross profit margins of more than 50%.

The IT Staffing business has grown substantially. Netplex has qualified and inventoried more than 40,000 technology workers into its staffing database. These individuals are potential candidates for

o  Page 2                                                         June 30, 1998


contract assignments. Our team of recruiters and account managers provide our customers with "just-in-time" technology talent on a contract basis for periods ranging from three months to more than a year.

Our IT Contractors Resources business is a very valuable means for attracting the IT industry's most innovative technology workers. In this business sector, our customer is the Independent Technology professional. These individuals are "high-talent" technology entrepreneurs who would prefer to develop their career as an individual contract employee with the flexibility to select projects and negotiate rates for each assignment.

Our acquisition activity helps to build our capabilities, critical mass and geographic reach. We have successfully completed three acquisitions during the past 12 months. Onion Peel Solutions, LLC was acquired in the third quarter of 1997. The PSS Group, Inc. acquisition was finalized in the first quarter of 1998. Automated Business Systems, Inc., our most recent acquisition, joined Netplex during the second quarter of 1998.

Netplex has built a very strong foundation throughout the East Coast. I expect us to continue our expansion, geographically as well as through additional service offerings. Our plans for expansion include:

        o Additional acquisitions of IT Staffing organizations to expand our geographic coverage.

        o Additional acquisitions of IT Solutions Practice groups to expand our higher margin business, broaden our service offerings, and offer our existing customers additional solutions.

        o  Adding to our sales, recruiting and technical staff.

        o Increasing our marketing and sales resources to accelerate the growth rate of our IT Contractors Resources business.

        o Implementing cross selling incentives, facilitating qualified lead generation among all business segments.

Based on the foundation we have built, we are determined to increase shareholder value to reflect more fully the Company's progress. To this end, we have embarked on an aggressive investor relations program that will allow us to present our story to the financial community, highlighting the Company's success and obtaining the necessary support of the investment community.

On behalf of the management, employees and directors of Netplex, we would like to thank you, our shareholders, for your continued support and loyalty. I encourage your questions and feedback. Please write or e-mail me with questions, ideas or business opportunities at gzaino@netplexgroup.com.

Very truly yours,
The Netplex Group, Inc.




Gene Zaino
Chairman, President and
Chief Executive Officer